UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 24, 2012

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 24, 2012, the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Cash America International, Inc. (the “Company”) was held. At the Annual Meeting, the shareholders approved, to be effective as of January 1, 2012, the Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan (the “Amended and Restated Senior Executive Bonus Plan”), which was previously approved by the Company’s Board of Directors, subject to shareholder approval at the Annual Meeting. The Amended and Restated Senior Executive Bonus Plan amends and restates the Cash America International, Inc. Senior Executive Bonus Plan that was previously approved by the Company’s shareholders (the “2008 SEBP”). The Amended and Restated Senior Executive Bonus Plan will allow the Company to make annual cash-based incentive payments to its executive officers that could potentially qualify as performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code.

The 2008 SEBP was amended and restated by the Amended and Restated Senior Executive Bonus Plan primarily to (i) update the performance goals permitted under the plan, (ii) to permit an affiliate (which includes any of the Company’s subsidiaries) to assume responsibility for awards should such affiliate become a separate publicly-held corporation so that the awards may continue to be eligible for deductibility under Section 162(m) and (iii) to add a “clawback” provision that allows the Company to recoup all or some of the payments made under the plan in certain circumstances in the event that there is a material restatement of the Company’s financial results. The shareholder vote requirement in the Amended and Restated Senior Executive Bonus Plan was also amended to require the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, to approve the Amended and Restated Senior Executive Bonus Plan. The Management Development and Compensation Committee of the Board of Directors will administer the Amended and Restated Senior Executive Bonus Plan.

The Amended and Restated Senior Executive Bonus Plan is described in detail in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2012 (the “2012 Proxy Statement”). The description of the Amended and Restated Senior Executive Bonus Plan set forth herein and in the 2012 Proxy Statement are qualified in their entirety by reference to the full text of the Amended and Restated Senior Executive Bonus Plan, which was filed as Annex A to the 2012 Proxy Statement.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following four proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting, and the final voting results for each proposal are set forth below. For additional information on these proposals, please see the 2012 Proxy Statement.

Proposal 1 – Election of Directors

The eight directors listed below were elected to serve as directors of the Company until its 2013 Annual Meeting of Shareholders, until their successors are elected and qualify or until their earlier death or resignation. The voting results were as follows:

Director Nominees	For	Withheld	Broker Non-Votes
Jack R. Daugherty	22,673,746	2,378,781	2,258,038
Daniel E. Berce	24,302,702	749,825	2,258,038
Daniel R. Feehan	23,132,267	1,920,260	2,258,038
Albert Goldstein	18,818,266	6,234,261	2,258,038
James H. Graves	23,509,824	1,542,703	2,258,038
B. D. Hunter	23,282,442	1,770,085	2,258,038
Timothy J. McKibben	23,706,130	1,346,397	2,258,038
Alfred M. Micallef	23,705,511	1,347,016	2,258,038

Proposal 2 – Ratification of the Appointment of PricewaterhouseCoopers LLP

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The voting results were as follows:

	For	Against	Abstentions
Ratification of the Appointment of PricewaterhouseCoopers LLP	26,279,800	985,735	45,030

Proposal 3 – Advisory Vote to Approve Executive Compensation

The shareholders approved, on an advisory basis, the compensation for the Company’s named executive officers and adopted the resolution related thereto set forth in the 2012 Proxy Statement. The voting results were as follows:

	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	24,489,200	496,990	66,337	2,258,038

Proposal 4 – Approval of the Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan Compensation

The shareholders approved the Amended and Restated Senior Executive Bonus Plan. The voting results were as follows:

	For	Against	Abstentions	Broker Non-Votes
Approval of the Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan	23,607,809	1,366,059	78,659	2,258,038

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

10.1	Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan (incorporated by reference to Annex A of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: May 25, 2012	By:	/s/ J. Curtis Linscott

J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan (incorporated by reference to Annex A of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2012)